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                                                                   EXHIBIT 99(A)
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(18 U.S.C. 1350)

The undersigned, Peter W. Seaman, Chairman of the Board of Directors and Chief Executive Officer of United Medicorp, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10Q for the quarter ended March 31, 2003 (the "Report").

The undersigned hereby certifies that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of May 2003.


/s/ Peter W. Seaman
------------------------------------
Peter W. Seaman


Chairman of the Board of Directors
Chief Executive Officer